UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 23, 2011

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Foundry Agreement. On December 23, 2011 (the “Effective Date”), Spansion entered into an amendment (the “Fourth Amendment”) to the Foundry Agreement, dated as of August 31, 2007 (the “Foundry Agreement”), between Spansion and Semiconductor Manufacturing International Corporation (“SMIC”). Under the terms of the Fourth Amendment, Spansion and SMIC agreed to amend the terms set forth in the amendment to the Foundry Agreement dated May 16, 2011 to reduce the prepayment amount from $50 million to $35 million by eliminating Spansion’s obligation to prepay $15 million in February 2012. Additionally, starting with calendar year 2012, Spansion agreed to pay a fee for each wafer less than a target number of wafers that Spansion fails to order in a calendar year, if any.

The preceding descriptions of the Foundry Agreement and the amendment to the Foundry Agreement dated May 16, 2011 are qualified in their entirety by reference to the full text of such agreements as previously filed as Exhibit 10.1 to Spansion’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2008 and Exhibit 10.1 to Spansion’s report on Form 8-K filed July 7, 2011, respectively. The preceding description of the Fourth Amendment is qualified in its entirety by reference to the full text of the agreement, which Spansion intends to file as an exhibit to Spansion’s Annual Report on Form 10-K for the fiscal year ended December 25, 2011.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2011	SPANSION INC.

	By:	/s/ Scot A. Griffin
	Name:	Scot A. Griffin
	Title:	Senior Vice President, General Counsel